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                                                                Exhibit 10.207.1


                                    AGREEMENT


                  This Agreement (the "Agreement") is made as of this 16th day of December, 2002 (the "Effective Date"), by and between PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation with its principal place of business at 601 Clearwater Park Road, West Palm Beach, Florida 33401 (the "Company"), and Jeff Sagansky, residing at 53 East 80th Street, New York, New York 10021 (the "Sagansky") (collectively, the "Parties") and amends and restates that certain Employment Agreement dated as of September 16, 1999 between the Company and Executive (the "Existing Agreement").

                                    RECITALS

         WHEREAS, the Company is a network television broadcasting company which owns and operates a broadcast television station group and a television network that provides family entertainment programming (the "Network").


         WHEREAS, the Company and Sagansky desire to enter into this agreement and amend and restate the Existing Agreement to (i) terminate the employment services of Sagansky, who on or before the Effective Date was employed by the Company as its President and CEO, (ii) provide for Sagansky to remain a member of the Company's Board of Directors and become its Vice Chairman, and (iii) make such other revisions as required in connection with the foregoing, in each case on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the Parties intending to be bound legally, hereby agree to amend and restate the Existing Agreement as follows:

                                   AGREEMENTS

         1. TERMINATION OF EMPLOYMENT SERVCIES; CONTINUATION AS BOARD MEMBER. On the Effective Date (as defined herein), the employment duties and all other obligations of Sagansky under the terms of the Existing Agreement shall terminate, and the terms and conditions of this Agreement shall become effective. On or before the Effective Date, the terms and conditions of the Existing Employment Agreement shall continue without regard to any amendment and restate effected hereby. Without limiting the foregoing, and notwithstanding the termination of employment duties by Sagansky in accordance with the terms hereof, Sagansky shall during the term hereof remain a member of the Board of Directors and, subject to applicable action by the Board of Directors and shareholder vote, to the extent required, shall assume the title of Vice Chairman of the Board of Directors, all on the terms and conditions hereinafter set forth. Company and Sagansky acknowledge that Sagansky shall, as a Board Member, consult with the Company's senior management regarding program development and production for the Network as the Company may request from time to time. Notwithstanding anything herein to the contrary, Sagansky's services
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with regard to consulting hereunder shall be limited to those of a part-time consultant, with no minimum hours and not necessarily in-person at any specific location. Moreover, nothing in this agreement shall be deemed to prevent Sagansky from accepting employment, providing consulting services or engaging in any other business activities with any other entity, in each case on a full or part time basis and including a competitor of Paxson (collectively, "Third Party Business Relationships") during the term hereof.

         2. TERM. The term of this Agreement between the Company and Sagansky shall commence on the Effective Date and shall terminate on the date Sagansky is no longer a member of the Board of Directors (the "Term of Agreement").

         3. DUTIES. (a) Sagansky shall serve as a member of the Board of Directors, in the capacity of Vice Chairman, in accordance with the Company's articles and bylaws and applicable duties and standards of conduct under applicable law for members of the Board of Directors. The Company shall use reasonable efforts to assure that Sagansky is from time to time re-elected to the Board of Directors of the Company and to the Executive Committee of the Board of Directors, if and when the Board establishes such a committee.

         Sagansky acknowledges and agrees that, as a Director, his acceptance of any gift, compensation or gratuity, or involvement in any Third Party Business Relationship or business opportunity or situation with other members of the media and communications industry shall be subject to any limitations arising under applicable laws with respect to the members Board of Directors of the Company. Sagansky agrees to use reasonable efforts to disclose to the Company any and all transactions or Third Party Business Relationship which may give rise to an actual or apparent conflict of interest (but any inadvertent failure to so disclose shall not be a breach hereof), so that Sagansky and the Company may reasonably determine jointly any action required, if any, to resolve such conflict, including, the resignation of Sagansky from the Board of Directors. Nothing in this agreement shall be deemed to limit Sagansky's right or obligation, under applicable law, to resign from the Board of Directors at any time. Without limiting the foregoing, Sagansky and the Company understand that the business relationships among members of the broadcast television industry, television networks, television programming production entities and related areas within the media and entertainment industry are often complex and the purpose of this provision is to ensure that the Company and Sagasnky share sufficient information to identify and resolve to the mutual satisfaction of the parties, and in the best interests of the Company and its shareholders, and actual or apparent conflicts of interest.

         4. COMPENSATION.

          (a) OPTIONS. In consideration of Sagansky executing this Agreement and agreeing to remain on the Board of Directors the continuation of Sagansky as a member of the Board of Directors, Sagansky shall vest in full on the date hereof in all of the unvested options granted to Sagansky under the terms of the Existing Agreement. Without limiting the foregoing, (i) the Company agrees to include Sagansky in any offering made to employees generally to exchange their options with a strike price at or above $7.25 per share into another form of stock based compensation with Sagansky's election to participate being made in his sole discretion and subject to, and on the terms and conditions set forth in the documents governing such exchange offer, and (ii) the options held by

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Sagansky, to the extent vested or vesting in the future, shall remain exercisable by Sagansky for a period commencing on the applicable vesting date and ending three years after the termination of this Agreement. No minimum period of service on the Board or as Vice Chairman shall be required for said options to vest as agreed hereunder.

         (b) EMPLOYEE BENEFITS. The Company agrees to pay Sagansky the sum of $519,750, in full satisfaction of any cash compensation required under the terms of the Existing Agreement with respect to bonus awards or other payments. The Company shall make such payment on or before January 15, 2003. Notwithstanding the foregoing, Sagansky shall be entitled to receive all unpaid expense reimbursements accrued or incurred through and including December 31, 2002 as reimbursable expenses under the terms of the Existing Agreement, and nothing herein shall be deemed to modify the right of Sagansky to any payments due under the terms of the Supplemental Executive Retirement Plan, as provided for under the documents governing such plan.

         (c) WITHHOLDING. The Company will have the right to withhold from payments otherwise due and owing to Sagansky, an amount sufficient to satisfy any required federal, state, and/or local income and payroll taxes and any other amounts required by law to be withheld.

         5. EMPLOYEE BENEFITS. Sagansky shall be eligible, throught September 15, 2003, to continue to participate in, on the same basis as the members of the Company's senior executive group, in all employee health and benefit plans and arrangements sponsored or maintained by the Company for the benefit of its employees generally, including, all group insurance plans (term life, medical and disability) as long as any such plan or arrangement remains generally applicable to its employees generally.

         6. BUSINESS EXPENSES. Sagansky shall be reimbursed for all reasonable expenses incurred by Sagansky in serving on the Board of Directors including, but not limited to, expenses for entertainment and travel, provided Sagansky shall account for and substantiate all such expenses in accordance with the Company's written policies for its senior executive group (which for this purpose means any one or more senior executives, excluding the Chairman). Sagansky shall be entitled to first class commercial air transportation and hotel accommodations.

         7. FREEDOM TO CONTRACT. Sagansky represents and warrants that he has the right to enter into this Agreement, is eligible as of the date hereof to continue serving on the Board of Directors of the Company and that no other written or verbal agreements exist which would be in conflict with or prevent performance of any portion of this Agreement.

         8. TERMINATION. Notwithstanding the provisions of Paragraph 2 of this Agreement, this Agreement shall terminate on the earliest of the following dates:

         (a) DEATH. Upon the date of Sagansky's death, disability or such other event as a result of which Sagansky no longer serves on the under which Sagansky no longer serves.

         (b) TERM. Upon the expiration of the Term of Agreement.

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         Following the Term of Agreement the Company will have no further liability to Sagansky hereunder and no further payments will be made to him, and Sagansky shall have no further obligations or liability to the Company; provided any rights to indemnification hereunder, Sagansky's rights under any Stock Option Agreement between the Company and Sagansky, any rights of Sagansky to unreimbursed expenses and confidentiality obligation of Sagansky shall survive the termination of this Agreement. The Company and Sagansky acknowledge that the completion of all payments made in accordance with this Agreement shall constitute complete satisfaction of all obligations owed by the Company to Sagansky under this Agreement and the Existing Agreement (other than any benefits Sagansky has accrued under the Company's employee benefit plans) and shall further constitute Sagansky's sole remedy against the Company. Sagansky and the Company agree that if this provision becomes applicable, each will will execute a general release to reflect these terms; provided, nothing herein shall be deemed to limit or restrict any obligation or liability between the Company and Sagansky arising under law with respect to Sagansky acting as a member of the Board of Directors of the Company.

         9. RESERVED.

         10. RESTRICTIVE COVENANTS.

         (a) FCC COMPLIANCE. Sagansky represents that he does not currently have, and warrants that during the Term of Agreement he will not have, or be involved with any investment ownership interest or outside activity (such as a board membership) which would result in either he or the Company being in violation of the rules and regulations of the FCC or the Communications Act of 1934, as amended.

         (b) CONFIDENTIALITY. Sagansky covenants and agrees that both during the Term of this Agreement and thereafter he will not disclose to any third party or use in any way (other than in connection with the performance of the Services under this Agreement) any confidential information, business secrets, or business opportunity of the Company or its affiliates, including, without limitation, advertiser lists, rate cards, marketing, advertising and promotional ideas and strategies, marketing surveys and analyses, ratings reports, budgets, research, or financial, purchasing, planning, employment or personnel data and information; provided that nothing shall restrict or prohibit Sagansky from utilizing his acquired skills and knowledge to develop, produce and finance programming concepts or other services for third parties, notwithstanding the fact that such development, production and finance techniques are the same as those Sagansky employees on behalf of the Company. Immediately upon termination of this Agreement for any reason, or at any other time upon the Company's request, Sagansky will return to the Company or destroy all memoranda, notes, records or other documents compiled by Sagansky or made available to Sagansky during the Term concerning the business of the Company or its affiliates, all other confidential information and all personal property of the Company or its affiliates, including, without limitation, all files, audio or video tapes, recordings, records, documents, drawings, specifications, lists, equipment, supplies, promotional material, scripts, keys, phone or credit cards and similar

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items and all copies thereof or extracts therefrom, except to the extent retained by Sagansky as records and files maintained, and directly related to discharging his duties, as a member of the Board of Directors of the Company.

         (e) ENFORCEMENT. Sagansky agrees that the restrictive covenants contained in this Paragraph 10 are a material part of Sagansky's obligations under this Agreement for which the Company has agreed to compensate Sagansky as provided in this Agreement. Sagansky agrees that the injury the Company will suffer in the event of the breach by Sagansky of any clause of this Paragraph 10 will cause the Company irreparable injury that cannot be adequately compensated by monetary damages alone. Therefore, Sagansky agrees that the Company, without limiting any other legal or equitable remedies available to it, shall be entitled to obtain equitable relief by injunction or otherwise from any court of competent jurisdiction, including, without limitation, injunctive relief to prevent Sagansky's failure to comply with the terms and conditions of Paragraph 10.


         11. RESERVED.

         12. ARBITRATION. Any dispute regarding this Agreement shall be decided by arbitration in West Palm Beach, Florida, in accordance with the Expedited Arbitration Rules of the American Arbitration Association then obtaining unless the Parties mutually agree otherwise; and, provided further, that both Parties will be entitled to all rights of discovery in connection with such arbitration, including, without limitation, all discovery rights described in the Florida Rules of Civil Procedure. Any such arbitration shall be submitted to three arbitrators from the Panel of Arbitrators of the American Arbitration Association. The three arbitrators shall be selected in the following fashion:
(i) Sagansky and the Company each shall select an arbitrator from the Panel of Arbitrators of the American Arbitration Association; and (ii) such two arbitrators by mutual agreement shall select a third arbitrator from such Panel of Arbitrators. This undertaking to arbitrate shall be specifically enforceable. The decision rendered by the arbitrator will be final and judgment may be entered upon it in accordance with appropriate laws in any court having jurisdiction thereof. Notwithstanding the foregoing, the Company may seek injunctive relief in accordance with Paragraph 10 of this Agreement.

         13. INDEMNIFICATION. The Company shall indemnify and hold Sagansky harmless, to the maximum extent permitted by law, against claims, judgments, fines, amounts paid in settlement of and reasonable expenses (including reasonable attorneys fees) incurred by Sagansky in connection with the defense of any claim, action or proceeding in which he is a party by reason of his past or present position with the Company, provided such liability does not arise as a result of Sagansky's gross negligence. Sagansky shall notify the Company promptly upon learning of any claim, action or proceeding for which Sagansky intends to assert his right to indemnification under this Paragraph, and,subject to any possible conflicts of interests, the Company shall have the right to control the defense of any such claim, action or proceeding on behalf of Sagansky, including any decision regarding the terms (if any) of settlement of such claim, action or proceeding, provided that unless otherwise agreed to by Sagansky, any such settlement shall include statements that neither Sagansky nor the Company admits any wrongdoing and the Company does not admit any wrongdoing

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on the part of Sagansky. The Company shall not agree to any settlement of a claim, action or proceeding for which it is indemnifying Sagansky until it first has informed and consulted with Sagansky regarding the terms of such settlement, but the Company shall not need the consent of Sagansky to such settlement (so long as the settlement complies with the immediately preceding sentence). The Company's indemnification of Sagansky under this Paragraph shall indefinitely survive the termination or expiration of this Agreement.

         14. MISCELLANEOUS.

         (a) Waiver or Modification. Any waiver by either Party of a breach of any provision of this Agreement shall not operate as, or to be, construed to be a waiver of any other breach of such provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Neither this Agreement nor any part of it may be waived, changed or terminated orally, and any waiver, amendment or modification must be in writing and signed by each of the Parties. Any waiver of any right of the Company hereunder or any amendment hereof shall require the approval of the Chairman or the Compensation Committee of the Board of Directors. Until such approval or waiver has been obtained, no such waiver or amendment shall be effective.

         (b) Successors and Assigns. The rights and obligations of the Company under this Agreement shall be binding on and inure to the benefit of the Company, its successors and permitted assigns. The rights and obligations of Sagansky under this Agreement shall be binding on and inure to the benefit of the heirs and legal representatives of Sagansky. Neither Party may assign this Agreement without the prior written consent of the other.

         (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

         (d) Governing Law. This Agreement will be governed and construed and enforced in accordance with the laws of the State of Florida, without regard to its conflicts of law rules.

         (e) Entire Agreement. This Agreement contains the entire understanding of the Parties relating to the subject matter of this Agreement and supersedes all other prior written or oral agreements, understandings or arrangements. Sagansky and the Company each acknowledges that, in entering into this Agreement, he/it does not rely on any statements or representations not contained in this Agreement.

         (f) Severability. Any term or provision of this Agreement which is determined to be invalid or unenforceable by any court of competent jurisdiction in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction and such invalid or unenforceable provision shall be modified by such court so that it is enforceable to the extent permitted by applicable law.

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         (g) Notices. Except as otherwise specifically provided in this
Agreement, all notices and other communications required or permitted to be given under this Agreement shall be in writing and delivery thereof shall be deemed to have been made (i) three business days following the date when such notice shall have been deposited in first class mail, postage prepaid, return receipt requested, to any comparable or superior postal or air courier service then in effect, or (ii) transmitted by hand delivery to, or (iii) transmitted by telegram, telex, telecopier or facsimile transmission (with receipt confirmed by telephone), to the party entitled to receive the same, at the address indicated below or at such other address as such party shall have specified by written notice to the other party hereto given in accordance herewith:

                  If to the Company:        Lowell W. Paxson, Chairman
                                            Paxson Communications Corporation
                                            601 Clearwater Park Road
                                            West Palm Beach, Florida 33401
                                            Telephone: 561-659-4122
                                            Facsimile: 561-655-9424

                  with a copy to:           Paxson Communications Corporation
                                            601 Clearwater Park Road
                                            West Palm Beach, Florida 33401
                                            Attention: General Counsel
                                            Telephone: 561-659-4122
                                            Facsimile: 561-659-4754

                  If to Sagansky:           Jeffrey Sagansky
                                            53 East 80th Street
                                            New York, New York 10021
                                            Telephone: 212-717-0074
                                            Facsimile: 212-717-0136

         (h) Titles. The titles and headings of any paragraphs in this Agreement are for reference only and shall not be used in construing the terms of this Agreement.

         (i) No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

                                  [End of Page]


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         (j) Survival. The covenants, agreements, representations and warranties contained in this Agreement shall survive the termination of the Term of Agreement and Sagansky(s termination of employment with the Company for any reason.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Parties as of the first date written above.


                                          PAXSON COMMUNICATIONS CORPORATION


                                          By:
                                             -----------------------------------
                                             Name: Lowell W. Paxson
                                             Title: Chairman


                                          --------------------------------------
                                          Jeff Sagansky


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